UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Ocean Biomedical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of Principal Executive Offices)

(401) 444-7375

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on May 15, 2023, Ocean Biomedical, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Investor” and, together with the Company, the “Parties”) for the sale of up to $27,000,000 in an aggregate principal amount of Senior Secured Convertible Notes (each, a “Note” and collectively, the “Notes”) issuable in three tranches, which Notes are convertible into shares of the Company’s common stock, $0.0001 par value per share, in a private placement. The Company consummated the closing of the first tranche for the sale of $7,560,000 in aggregate principal amount of Notes on May 25, 2023.

On May 25, 2023, the Parties entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment”). The Amendment changed two provisions in the SPA and amended and restated the Disclosure Schedules attached to the SPA.

The Amendment added the definition of “all the Registrable Securities” to Section 1(b)(ii)(3) of the SPA. “All the Registrable Securities” means “100% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the Floor Price (as defined in the Notes) as of such time of determination, (y) interest on the Notes shall accrue through the first anniversary of the Initial Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Floor Price as of such time of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (assuming the issuance of each of the Additional Notes issuable hereunder and without taking into account any limitations on the exercise of the Warrants set forth therein).”

The amendment also amended and restated Section 7(b)(xxii) of the SPA as follows: “No Equity Conditions Failure (as defined in the Initial Notes) then exists (assuming for such purposes, as applicable, that such applicable Additional Closing shall have occurred immediately prior to such time of determination).”

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

All capitalized terms used above in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the SPA, Amendment, and related transaction documents, as applicable.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Securities Purchase Agreement between the Company and the Investor dated May 25, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN BIOMEDICAL, INC.

	By:	/s/ Elizabeth Ng
Elizabeth Ng
Chief Executive Officer

Date: May 26, 2023